Exhibit 99(c)(4)

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Project Stanley Cup

Discussion Materials with the
Board of Directors

[LOGO]

Champions of Growth

August 9, 2005

Table of Contents

I.	Executive Summary

II.	Maple Leaf Situational Analysis

III.	Potential Partners List

Appendix:

A.	Distribution Materials

	i.	Maple Leaf Overview

	ii.	Tier 1 Individual Calling Scripts

B.	Premiums Paid Analysis Detail

[LOGO]

Executive Summary

[LOGO]

Champions of Growth

Process Update

•                  Since late May, Maple Leaf and TWP have had a series of high level diligence sessions

•                  Conference calls and in-person meetings

•                  Primarily business and financial related discussions

•                  Maple Leaf has shared its revised 2005 management plan

•                  Maple Leaf and TWP management finalized a list of potential partners after several iterative discussions

•                  Detailed discussion around rationale, approach strategy and calling script “tailored” for each partner

•                  Finalized who would make the initial contact with each potential partner

•                  The Company pre-announced its Q2 results on 07/05/2005

•                  Stock fell 12%

•                  Analyst estimates for 2006 revenues were reduced from $31.9 million to $30.5 million, a drop of 4.5%

•                  In anticipation of initiating contact with potential partners, TWP has drafted an executive summary to provide an overview of the Company to be circulated on a no names basis

Key Issues to Address

•                  Valuation

•                  Although the stock declined by 12% after the Q2 pre-announcement, it has stabilized within a range of $6.25 - $6.75 per share

•                  What are the reasonable multiple and implied premiums to expect in the current M&A environment? – We believe a value north of $8.00 per share is achievable based on a number of valuation methodologies – trading comparable companies, comparable precedent transactions and premium paid analysis

•                  Is there a threshold below which the Board will not proceed?

•                  A “market check” will have significant impact on the value realized

•                  To the extent that there are multiple interested parties, the likelihood of achieving a higher value will be higher

•                  Large strategic buyers are likely to be less price sensitive compared to smaller strategic buyers

•                  Should TWP embark on initiating contact with potential Tier 1 partners?

•                  Is there significant upside in a stand-alone strategy such that waiting for a quarter or two may benefit the stock price

•                  Potential competitive concerns mitigated by appropriate scripts – looking to acquire assets vs. for sale

•                  Market check may help in narrowing down the strategic alternatives

•                  Timing

•                  Begin now

•                  Given the summer slow-down, wait until past labor day

Review of Options

•                  Maple Leaf can choose to pursue a number of alternatives

CONSIDERATIONS

[GRAPHIC]

7.24 soultionsTM

Sell to Strategic Party

+ Achieves scale to be a “player”

+ Maximizes shareholder value through “two bites at the apple”

- Disruption to business

- Potential loss of operational control

Going Private Transaction

+ Allows for strategic moves outside of the public eye

+ Reduces time and costs associated with being a public company

+ Potential buyers likely to step forward

+ Significant interest given valuation and niche focus

+ Potential upside for management

- Complexity

- Litigation

- Stringent disclosure requirements

Build Through Acquisition

+ Maintain control

+ Achieve scale more rapidly

+ Benefit from execution of current operations plan

- Currency challenges

- Available assets may not provide needed scale

- Availability of attractive assets

- Integration challenges

Status Quo

+ Maintain control

+ Benefit from execution of current operations plan

+ Benefit from achieving profitability

- Ability to achieve scale in current environment

- Significant costs involved with being a public company

TWP Recommendations

•                  We believe that the competitive dynamics within the mobile infrastructure space have not changed

•                  Sub scale players are inherently disadvantaged

•                  Large contracts attract substantial competition and create “lumpy” revenue events

•                  Maple Leaf has built and delivered a compelling product portfolio that is well positioned in a high growth sector of the market; however, without additional scale, the market will likely be slow to reward the company

•                  We have worked with management to identify a handful of quality potential partners and believe that engaging them in a meaningful dialog will be straightforward

•                  To address the potential competitive issues, we have created an appropriate script in collaboration with management

Maple Leaf Situational Analysis

[LOGO]

Champions of Growth

Value at Various Prices	($ in millions except per share data)

•                  SVNX currently trades at 1.5x and 18.2x 2006 revenue and P/E multiple respectively

Share Price (8/05/05)		$6.27		$7.52		$7.83		$8.15		$8.46		$8.77
% below 52 Week High		61%		53%		51%		49%		47%		46%
% above 52 Week Low		109%		151%		161%		172%		182%		192%
Premium				20%		25%		30%		35%		40%
Value
Equity Value		$55.7		$67.7		$70.7		$73.7		$76.7		$79.7
Plus: Total Debt (2)		0.6		0.6		0.6		0.6		0.6		0.6
Less: Cash & Equivalents (3)		11.3		11.3		11.3		11.3		11.3		11.3

Enterprise Value (4)		$45.0		$57.0		$60.0		$63.0		$66.0		$68.9

	Metric
Multiples
Enterprise Value / Revenues (5)
LTM (6/30/05)	$19.4	2.3	x	2.9	x	3.1	x	3.2	x	3.4	x	3.5	x
CY 2005 E	21.7	2.1	x	2.6	x	2.8	x	2.9	x	3.0	x	3.2	x
CY 2006 E	30.5	1.5	x	1.9	x	2.0	x	2.1	x	2.2	x	2.3	x

	Metric
Price / Earnings (5)
CY 2005 E	N.M.	N.M.		N.M.		N.M.		N.M.		N.M.		N.M.
CY 2006 E	0.34	18.2	x	21.8	x	22.7	x	23.6	x	24.5	x	25.4	x

Returns
% x from Average Stock Price
1 Week	$6.48	(3.3)%		16.0%		20.8%		25.6%		30.5%		35.3%
1 Month	6.63	(5.4)%		13.5%		18.2%		23.0%		27.7%		32.4%
3 Months	7.95	(21.1)%		(5.4)%		(1.4)%		2.5%		6.5%		10.4%
6 Months	9.57	(34.5)%		(21.4)%		(18.2)%		(14.9)%		(11.6)%		(8.3)%

(1)    Dilutive shares outstanding calculated using the treasury method and based on data obtained from 10-Q dated 3/31/05.

(2)    Debt consists of short and long term debt.

(3)    Cash and Equivalents equals cash, short-term investments, restricted cash and long-term investments.

(4)    Enterprise value equals equity value plus total debt net of cash and equivalents.

(5)    Estimates based on First Call consensus.

LTM Stock Price Analysis

•          Although SVNX stock has declined after pre-announcing Q2 results, it has settled in the 6.25 to 6.75 range

•          Limited liquidity in the stock

Trading Summary

Average	Current	1 Month	3 Months	6 Months	1 Year
Price	$6.27	$6.63	$7.95	$9.57	$7.27
Volume (000s)	8	21	31	30	18

[CHART]

Source: FactSet Research Systems.

LTM Indexed Price Analysis

•                  SVNX has significantly underperformed rest of its peer group and Nasdaq

[CHART]

(1)    Scale Players comparables include CMVT, INSP, MUSE, OPWV, RIMM, VRSN and LogicaCMG.

(2)    Small Cap comparables include BCGI, MSLV, SYNC, TRDO, PSRC and TSYS.

Historical & Projected Financial Data	($ in millions)

•                  Revenue growth is expected to drive the improvement in operating margin in 2005 and 2006

Street Case				Management Case
	Year Ended (1)			CY 2005 Estimates
	CY 2004A	CY 2005E	CY 2006E	31-MarA	30-JunA	30-SepE	31-DecE	CY 2005
Net Sales	$15.1	$21.7	$30.5	$5.8	$4.6	$5.0	$6.5	$21.9
Cost of Goods Sold	6.6	8.0	10.7	N.A.	N.A.	N.A.	N.A.	N.A.
Gross Profit	8.4	13.6	19.8	N.A.	N.A.	N.A.	N.A.	N.A.
R&D	6.3	6.9	7.1	N.A.	N.A.	N.A.	N.A.	N.A.
S&M	5.0	4.8	5.8	N.A.	N.A.	N.A.	N.A.	N.A.
G&A	3.1	3.4	3.8	N.A.	N.A.	N.A.	N.A.	N.A.
Total Operating Expenses	14.3	15.1	16.6	5.7	5.4	5.9	5.9	22.8

Operating Income	(5.9)	(1.4)	3.3	0.1	(0.8)	(0.9)	0.6	(0.9)
Interest & Other Income	(2.1)	(0.7)	0.0	(0.5)	(0.3)	(0.4)	(0.4)	(1.6)
Pre-Tax Income	(8.0)	(2.1)	3.3	(0.4)	(1.1)	(1.2)	0.3	(2.5)
Income Taxes	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Net Income	$(8.0)	$(2.1)	$3.3	$(0.4)	$(1.1)	$(1.2)	$0.3	$(2.5)

Diluted Shares Out.	6.0	6.1	9.5	6.0	6.1	6.1	6.2	6.1
Earnings Per Share	$(1.34)	$(0.35)	$0.34	$(0.06)	$(0.19)	$(0.20)	$0.04	$(0.40)
Sequential Revenue Growth		43.7%	40.8%	5.2%	(20.5)%	8.3%	30.0%

Margin Analysis
Gross Margin	55.9%	62.9%	65.0%	N.A.	N.A.	N.A.	N.A.	N.A.
Operating Margin	(39.1)%	(6.7)%	10.7%	2.1%	(16.9)%	(17.4)%	9.8%	(4.1)%
Net Margin	(53.3)%	(9.7)%	10.7%	(6.6)%	(24.4)%	(24.6)%	4.2%	(11.3)%

Expenses as % of Rev.
Cost of Goods Sold	44.1%	37.1%	35.0%	N.A.	N.A.	N.A.	N.A.	N.A.
R&D	41.6%	31.7%	23.1%	N.A.	N.A.	N.A.	N.A.	N.A.
S&M	33.1%	22.4%	18.9%	N.A.	N.A.	N.A.	N.A.	N.A.
G&A	20.4%	15.5%	12.3%	N.A.	N.A.	N.A.	N.A.	N.A.
Effective Tax Rate	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

(1) Source: Company filings and Wall Street research as of 7/6/05.

Note: Data excludes all extraordinary items, non-recurring charges and merger-related expenses.

Strengths & Weaknesses

Strengths

•                  Poised to benefit from several macroeconomic tailwinds

•                  Growth in wireless data (MMS)

•                  Improving outlook for the wireless industry in general

•                  International opportunities

•                  Scalable business model

•                  Transaction based model can easily scale with increasing customer traffic

•                  Technology

•                  Perceived as offering lowest TCO and superior product vis-à-vis competition

•                  Successful turnaround story

•                  Financial

•                  Operational

•                  Operating leverage to drive profitability in 2005 and beyond

•                  Solid management team

•                  Focused on restructuring since 2001

•                  Significant experience in the wireless industry

Issues

•                  Competition from larger, better capitalized vendors

•                  Vendor viability potentially a concern in competitive sales situations

•                  Larger vendors likely to “throw-in” software to win large deals eroding the standalone value of products

•                  Recent earnings pre-announcement

•                  “Lumpy” revenue model and customer concentration

•                  Sprint accounts for > 28% of Q1-05 revenues

•                  Long sales cycle

•                  Typically 6-9 months

•                  Once the volumes reach a threshold, vendors may not like to pay on per-transaction basis

•                  Low capital base that may constrain operational freedom

•                  Liquidity

•                  Limited Wall Street research coverage

•                  Limited volume restricts institutional investor participation

Comparable Company Analysis	($ in millions)

•                  Maple Leaf trades close to the median 2006 P/E multiple

•                  Maple Leaf has the lowest street coverage in comparison to its small cap peers

	Stock Price			Market Value			Rev Growth		Valuation Multiples						Research	Long
	Price	Above	Below	Equity	Net	Agg			Revenue		P/E		PEG		Analyst	Term
Company	8/5/05	Low	High	Value	Debt	Value	CY 05	CY 06	CY 05	CY 06	CY 05	CY 06	CY 05	CY 06	Count	Growth (1)

Scale Players
Comverse	$26.24	72%	1%	$6,139	$(1,979)	$4,160	18%	12%	3.7	x	3.3	x	48.6	x	35.5	x	3.0	x	2.2	x	24	16%
Infospace	24.75	5%	57%	888	(384)	504	51%	28%	1.3	x	1.0	x	13.5	x	10.8	x	0.5	x	0.4	x	13	25%
Micromuse	5.81	72%	13%	478	(144)	334	12%	8%	2.0	x	1.9	x	25.3	x	18.2	x	1.5	x	1.1	x	12	17%
Openwave	17.37	126%	10%	1,295	(82)	1,212	28%	10%	2.9	x	2.6	x	38.6	x	22.0	x	2.1	x	1.2	x	12	18%
RIM	68.96	32%	33%	13,738	(1,673)	12,065	63%	32%	6.4	x	4.8	x	27.1	x	22.0	x	1.4	x	1.1	x	31	20%
VeriSign	24.94	54%	31%	7,023	(849)	6,174	53%	20%	3.5	x	2.9	x	23.5	x	19.8	x	1.3	x	1.1	x	25	18%
LogicaCMG	3.32	22%	23%	2,493	457	2,950	12%	5%	0.9	x	0.8	x	15.5	x	13.4	x	2.0	x	1.7	x	28	8%
Mean		55%	24%				34%	16%	2.9	x	2.5	x	27.4	x	20.2	x	1.7	x	1.3	x	21	17%
Median		54%	23%				28%	12%	2.9	x	2.6	x	25.3	x	19.8	x	1.5	x	1.1	x	24	18%

Small Cap
Boston Communications	$1.92	50%	81%	$34	$(72)	$(38)	(16)%	(3)%	N.M.		N.M.		14.8	x	14.8	x	N.A.		N.A.		6	N.A.
Intellisync	2.74	57%	27%	191	11	202	26%	25%	3.0	x	2.4	x	N.M.		24.9	x	N.A.		N.A.		4	509%
Intrado	16.45	93%	3%	309	(30)	279	9%	5%	l.9	x	1.8	x	23.5	x	20.3	x	1.3	x	1.1	x	7	18%
MetaSolv Software	3.01	72%	1%	130	(31)	99	10%	11%	1.1	x	1.0	x	75.3	x	27.4	x	25.1	x	9.1	x	5	3%
PalmSource	7.94	7%	71%	133	(102)	31	(2)%	(10)%	0.4	x	0.5	x	64.4	x	44.2	x	5.2	x	3.5	x	5	13%
TeleCommunication Systems	2.70	36%	49%	108	(1)	107	9%	3%	0.7	x	0.7	x	14.2	x	12.9	x	N.A.		N.A.		2	N.A.
Mean		53%	39%				6%	5%	1.4	x	1.3	x	38.4	x	24.1	x	10.5	x	4.6	x	5	136%
Median		53%	38%				9%	4%	1.1	x	1.0	x	23.5	x	22.6	x	5.2	x	3.5	x	5	15%

724 Solutions	$6.27	109%	61%	$56	$(11)	$45	44%	41%	2.1	x	1.5	x	N.M.		18.2	x	N.A.		N.A.		1	N.A.

Note: Data excludes all extraordinary items, nonrecurring charges and merger-related expenses.

Source: Revenue and EPS est. from First Call. Gross & EBIT margins from Wall Street research.

(1) LT secular EPS growth rate from First Call.

Selected Software & Wireless Transactions ($25M-$150M) since 1/1/03	($ in millions)

				LTM				NTM
Ann.		Equity	Aggregate	Agg. / Equity Value /				Agg. Value/
Date	Transaction Summary	Value	Value	Revenue		Net Income		Revenue
7/29/05	Target: MDSI	$68.8	$49.0	1.0	x	N.M.		1.0	x
	Acquiror: Vista Equity
	Target Business Description: Provider of mobile workforce management software

7/29/05	Target: Extended Systems	$71.0	$66.1	1.8	x	16.8	x	N.A.
	Acquiror: Sybase
	Target Business Description: Provider of mobile middleware software

3/28/05	Target: WebTrends	$94.0	$94.0	2.1	x	N.M.		1.7	x
	Acquiror: Francisco Partners
	Target Business Description: Provider of Web analytics solutions.

3/1/05	Target: Blue Martini Software	$54.3	$23.6	0.8	x	N.M.		N.A.
	Acquiror: Golden Gate Capital
	Target Business Description: Provider of software that guides sales people, partners, and customers through sales interactions.

12/17/04	Target: eDocs	$115.0	$115.0	2.9	x	N.A.		N.A.
	Acquiror: Siebel Systems
	Target Business Description: Provider of electronic bill payment and customer self-services solutions.

12/17/04	Target: Blue Pumpkin	$75.0	$75.0	2.2	x	37.5	x	1.8	x
	Acquiror: Witness Systems
	Target Business Description: Provider of workforce management software.

8/24/04	Target: Frango	$52.5	$48.8	1.5	x	N.M.		1.4	x
	Acquiror: Cognos
	Target Business Description: Provider of financial consolidation applications.

6/16/04	Target: Installshield	$96.0	$96.0	2.7	x	N.M.		2.3	x
	Acquiror: Macrovision
	Target Business Description: Provider of software installation tools.

5/10/04	Target: Magic4	$82.6	$75.0	N.M.		N.M.		2.1	x
	Acquiror: Openwave Systems
	Target Business Description: Provider of messaging software for mass market mobile phones.

4/28/04	Target: Changepoint	$100.0	$90.0	4.2	x	N.A.		3.0	x
	Acquiror: Compuware
	Target Business Description: IT Governance software vendor.

4/2/04	Target: XcelleNet	$95.2	$95.2	3.2	x	N.A.		4.9	x
	Acquiror: Sybase
	Target Business Description: Provider of frontline management software.

				LTM				NTM
Ann.		Equity	Aggregate	Agg./ Equity Value /				Agg. Value /
Date	Transaction Summary	Value	Value	Revenue		Net Income		Revenue
2/4/04	Target: Novadigm	$133.3	$112.4	1.9	x	N.M.		N.A.
	Acquiror: Hp
	Target Business Description: Provider of software to automate change and configuration management.

2/3/04	Target: BMD Wireless	$25.0	N.A.	N.A.		N.A.		4.2	x
	Acquiror: Intrado
	Target Business Description: Provider of network messaging infrastructure solutions

2/2/04	Target: Cardiff Software	$64.0	$51.8	2.0	x	28.3	x	1.7	x
	Acquiror: Verity
	Target Business Description: Supplier of software that enables the capture and automation of dynamic business information

1/22/04	Target: Tower Technology	$125.0	$116.8	2.5	x	56.8	x	N.A.
	Acquiror: Vignette
	Target Business Description: Provider of large scale document processing and records management software

1/12/04	Target: Optika	$59.0	$51.1	2.7	x	N.A.		2.5	x
	Acquiror: Stellent
	Target Business Description: Provider of imaging, workflow, and collaboration software

11/18/03	Target: Pivotal	$59.4	$56.3	1.0	x	N.M.		1.0	x
	Acquiror: chinadotcom
	Target Business Description: Provider of CRM applications and implementation services for mid-sized enterprises

10/22/03	Target: eHelp	$65.0	$55.0	2.2	x	N.A.		NA
	Acquiror: Macromedia
	Target Business Description: Developer of Flash-based demonstration solutions

10/15/03	Target: Upshot	$70.0	$70.0	5.6	x	N.A.		N.A.
	Acquiror: Slebel Systems
	Target Business Description: Provider of Hosted CRM Solutions

9/15/03	Target: Synchrologic	$60.0	N.A.	5.1	x	N.A.		N.A.
	Acquiror: Intellisync
	Target: Provider of synchronization solutions

	LTM				NTM
	Agg./ Equity Value /				Agg. Value /
Selected Software Transactions	Revenue		Net Income		Revenue

High	5.6	x	56.8	x	4.9	x
3rd Quartile	2.8	x	42.3	x	2.7	x
Mean	2.5	x	34.9	x	2.4	x
Median	2.2	x	32.9	x	2.1	x
1st Quartile	1.8	x	25.4	x	1.7	x
Low	0.8	x	16.8	x	1.0	x

Stand-alone Implied Stock Price	($ in millions)

•                  If the Company significantly outperforms the current street expectations, it can realize a value north of $8.00 per share in today’s value

			Present Value of Implied Stock Price (2)
	CY 07 EPS (1)		$0.36	$0.38	$0.40	$0.42	$0.44	$0.46	$0.48
P/E Multiple Range	20.0	x	$6.04	$6.38	$6.71	$7.04	$7.38	$7.71	$8.04
	22.5	x	6.80	7.17	7.55	7.92	8.30	8.67	9.05
	25.0	x	7.55	7.97	8.39	8.80	9.22	9.64	10.05
	27.5	x	8.31	8.77	9.23	9.68	10.14	10.60	11.06
	30.0	x	9.06	9.56	10.06	10.56	11.06	11.56	12.06

(1)    Assumes 35% revenue growth in CY 07, 15% opearating margin tax-effected @ 35%; assumes 9.5 M diluted shares.

(2)    Implied price discounted for 1 year at 20% discount rate.

Technology Premiums Paid Analysis	($ in millions)

•                  Average premium paid in stock deals are lower than those in cash transactions

All Cash Technology Transactions between $50M and $500M since 1/1/02

	% Premium to
	Average Price			Avg. Exch. Ratio
	1 Day	1 Week	1 Month	1 Day	1 Week	1 Month
3rd Quartile	54.8%	58.8%	54.9%	N.M.	N.M.	N.M.
Mean	41.5%	40.0%	42.0%	N.M.	N.M.	N.M.
Median	35.6%	30.4%	27.4%	N.M.	N.M.	N.M.
1st Quartile	24.7%	23.7%	20.5%	N.M.	N.M.	N.M.

All Stock Technology Transactions between $50M and $500M since 1/1/02

	% Premium to
	Average Price			Avg. Exch. Ratio
	1 Day	1 Week	1 Month	1 Day	1 Week	1 Month
3rd Quartile	43.3%	43.3%	47.7%	43.3%	43.3%	43.3%
Mean	29.0%	26.9%	28.7%	29.0%	27.5%	27.7%
Median	39.0%	35.2%	32.8%	39.0%	25.4%	15.9%
1st Quartile	(1.1)%	5.2%	7.3%	(1.1)%	4.0%	12.3%

Potential Partners List

[LOGO]

Champions of Growth

Potential Partners

Strategic Buyers

Tier I

**

Tier II

**

Tier III

**

** Confidential material redacted and submitted separately to the Securities and Exchange Commission.

Tier 1 Potential Partners – General Approach

•                  TWP has created the “call script” in collaboration with Maple Leaf management

•                  Maple Leaf is focused on mobile network operator space, and is evolving into the Convergence Marketplace

•                  Maple Leaf has grown at an average >50% in the past year

•                  Maple Leaf management and Board have concluded that, as a public company, they must achieve greater scale more quickly than organic growth rate will deliver

•                  Strategic paths considered:

•              Acquire companies and assets and integrate to achieve scale

•              Divest to a larger public company with synergistic market ambitions

•              Pursue a “go private” transaction to grow out of the public eye, likely divest later

•                  Maple Leaf management wish to explore with target whether there is interest in divesting assets that fits path #1

Tier 1 Potential Partners – General Rationale

•                  Maple Leaf is focused on mobile network operator space, and is evolving into the Convergence Marketplace

•                  Maple Leaf has a unique component-based architecture that began development at Tandem High Performance Research Center in early 1990’s

•                  Message-based architecture designed to support the processing of the transactions of the future – Mobile Internet – with Tandem-like attributes, but running on commodity hardware

•                  Targeted today at WAP 1, WAP 2 and MMS

•                  Evolving to uniquely support the bridge between legacy networks and IMS infrastructure being deployed by operators

•                  SIP Proxy capability implemented as an I-CSCF

Appendix A: Distribution Materials

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Champions of Growth

Maple Leaf Overview

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Champions of Growth

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Overview of Maple Leaf

Company Overview:

Maple Leaf is a leading provider of reliable, scalable IMS or multimedia messaging technology and solutions that allow mobile network operators to rapidly deploy flexible and open, next-generation IP-based network and data services.  Maple Leaf’s products enable internet connectivity for mobile devices and help deliver text messaging, multimedia messaging, voice services as well as transactions to mobile customers.

•                  The Company has successfully targeted telecom services carriers around the globe who use its products to better service their mobile customer bases and better customize and differentiate their users’ mobile experiences

•                  [12 direct customers in 8 countries

•                  6 OEM/Reseller contracts with leading telecommunications providers covering the US, Europe and China

•                  125+ employees, headquartered in Santa Barbara, CA with offices in Canada, Switzerland and the United Kingdom

•                  Traded on NASDAQ and TSX since 1997

Product Set:

Given the advent of multimedia and blended services with increasing homogeneity between wireless and wireline worlds, Maple Leaf’s product suite provides mobile network operator with robust, multi-functional solutions as they deploy next generation data networks.  Using Maple Leaf’s products, operators are able to rapidly create and deploy differentiated and personalized end-user services regardless of network technology.  Maple Leaf’s product suite is composed of a number of distinct, inter-operable products

•                  Gateway Product: Open, secure, scalable and fault tolerant software product that enables mobile device users to connect to an operator’s data network

•                  Accelerator Product: Delivers multimedia messages from an operator’s network to a user device in a cost-efficient manner

•                  Activity Manager Product: Enables network operators to create reusable common business processes to allow third party content providers to quickly integrate into the network and provide content to end users

•                  Alerts Platform: Allows network operators to provide actionable alerting solutions to end users

•                  Application Gateway Product: Allows network operators to rapidly deploy new multimedia services without the need to update their messaging infrastructure.  Current features include legacy device support, email push, etc.

Sales & Marketing:

Direct sales supplemented with reseller agreements, regional system integrators and independent sales agents

Competition:

Principal competitors include mobile access gateway vendors and messaging solution providers like Openwave, LogicaCMG, Materna, Comverse, Nokia and Ericsson, alerts focused businesses like First Hop and Infospace and network equipment and device manufacturers like Nokia and Ericsson.

Financial Highlights:

•                  $15 million revenue in CY2004; Current Wall Street estimates of $21 million in CY2005

•                  Transaction based revenue model that scales with increasing customer traffic

•                  Approximately $175 million in tax losses

Financial Highlights

Income Statement:	($ in millions)
FY ending 12/31

	FY03A	FY04A	FY05E	FY06E
Revenues	$12.9	$15.1	$21.7	$30.5
% Growth	(38.0)%	17.2%	43.7%	40.8%
Gross Profit	6.8	8.4	13.6	19.8
% Margin	53.1%	55.9%	62.9%	65.0%

Operating Expenses:
R&D	9.4	6.3	6.9	7.1
% of Revenue	73.4%	41.6%	31.7%	23.1%
S&M	7.0	5.0	4.8	5.8
% of Revenue	54.2%	33.1%	22.4%	18.9%
G&A	4.1	3.1	3.4	3.8
% of Revenue	31.8%	20.4%	15.5%	12.3%
Total	20.5	14.3	15.1	16.6
EBIT	(13.7)	(5.9)	(1.4)	3.3
% Margin	N.M.	N.M.	N.M.	10.7%

Note: Estimates based on public equity research.

Key Investment Highlights:

•                  Singular focus on mobile data infrastructure – poised to benefit from macroeconomic tailwinds

•                  Leading technology that is perceived as offering lowest TCO and superior product vis-à-vis competition

•                  Tier I customer base

•                  Scalable business model – transaction-based pricing model provides revenue visibility and leverages customer traffic growth

•                  Revenue growth of 40% in 2005 and 2006

•                  Operating leverage to drive profitability in 2005 and beyond

•                  Experienced management team – 30 years heritage in delivering mission critical solutions – that has proactively repositioned the Company to better address the large SXXB market opportunity

Please direct all communications regarding interest in this opportunity to the following individuals:

Mark Roberts	Cole Bader	VP Rajesh	Sameer Jindal
Partner	Partner	Principal	Associate
(415) 364-2644	(212) 271-3450	(415) 364-7171	(415) 364-2918
mroberts@tweisel.com	cbader@tweisel.com	vrajesh@tweisel.com	sjindal@tweisel.com

Thomas Weisel Partners LLC, 390 Park Avenue, New York, NY 10022
Thomas Weisel Partners LLC, One Montgomery Street, Suite 3700, San Francisco, CA 94104

Tier 1 Individual Calling Scripts

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Champions of Growth

Tier 1 Individual Calling Scripts

Tier 1 Potential Partners

Company	Contacts	Comments	Strategic Rationale / Script	Near-term Next Steps

**	**, President, ** North America (TWP) **, VP, Technology & Development (TWP) **, Senior Director, CTO Office (TWP)	• Existing relationship in Europe (although this is new) • Synergies exist • Acquisitive — not afraid to pay up

• Maple Leafs to provide talking points on technical fit / product fit / potential fit with ** specific IMS initiatives

• TWP will open the conversation with the following statement: the Board has hired us to help evaluate Maple Leafs’ strategic alternatives. We are having discussions with other companies, whereby Maple Leafs can grow its revenue substantially and gain scale. Alternatively we are open to a transaction with a select handful of telco providers, such as **, wherein Maple Leafs provides significant strategic benefits to your business and also achieves the objectives of Maple Leafs’ shareholders.

• Next TWP would describe the business and strategic rationale

• Post John’s feedback, TWP to contact ** • Wait for John’s feedback on current contract discussions

**	**, CEO ** (TWP) **, Chief Marketing Officer, ** (Maple Leafs)

• Previous discussions around ** asset (last discussions were in Feb 2005) with **

• ** is still trying to figure out their strategy in wireless data

• Maybe looking for $100MM size asset to achieve scale

• Probe their strategy on IMS roll-out and its potential impact on ** business

• Script is to call and ask about their interest level in selling their gateway assets

• Communicate Maple Leafs interest in achieving scale

• John to contact **

** Confidential material redacted and submitted separately to the Securities and Exchange Commission.

Company	Contacts	Comments	Strategic Rationale / Script	Near-term Next Steps

**	**, President & CEO (Maple Leafs)

• ** is a subsidiary with which Maple Leafs is an existing partner

• Potentially trying to expand beyond ** markets into commercial sector — If so, then Maple Leafs is potentially a likely target; If they decide to instead retrench and focus on ** only, then potentially ** is for sale ($20-$25MM size)

• John Sims has known ** for the past 20 years

			• Inquire about their strategic direction as it relates to ** • Explore the potential of putting two assets together	• John to call **

**	**, CEO (TWP)	• Recent resurgence as a strong competitor • According to Paradigm analyst, the gateway business is not for sale • Not sure whether they are a Partner or seller

• Script is Maple Leafs is interested in expanding and is looking at acquisitions to grow their footprint

• Would ** consider selling their gateway product business?

• Maple Leafs would be open to develop a service relationship going forward in which ** provides all the services (services component more prevalent especially as IMS deployments ramp up)

• TWP to contact

** Confidential material redacted and submitted separately to the Securities and Exchange Commission.

Company	Contacts	Comments	Strategic Rationale / Script	Near-term Next Steps

**	**, Chairman & CEO (TWP) **, VP, Corporate Development (TWP) **, VP, Business Development (TWP)	• Both parties have had technology oriented discussions under NDA — Maple Leafs business is complementary to **

• IMS offerings are attractive given that ** recently combined their wireless and wireline groups to deal with IMS

• Unwired lifestyle initiative is similar to ** lifestyle communities program

• Maple Leafs to provide talking points on technical fit / product fit / potential fit with ** specific IMS initiatives

• TWP will open the conversation with the following statement: the Board has hired us to help evaluate Maple Leaf’s strategic alternatives. We are having discussions with other companies, whereby Maple Leafs can grow its revenue substantially and gain scale. Alternatively we are open to a transaction with a select handful of telco providers, such as **, wherein Maple Leafs provides significant strategic benefits to your business and also achieves the objectives of Maple Leafs’ shareholders.

• Next TWP would describe the business and strategic rationale

• TWP to contact **

** Confidential material redacted and submitted separately to the Securities and Exchange Commission.

Company	Contacts	Comments	Strategic Rationale / Script	Near-term Next Steps

**	**, SVP & Chief Strategy Officer (TWP) ** Director, Corporate Development (TWP)	• Not much interaction with Maple Leafs except in China • John Sims knows the product manager in APAC region

• Maple Leafs’ Sprint relationship will be valuable to them

• ** has strong technology in Asia and Infrastructure in Europe

• Maple Leafs to provide talking points on technical fit / product fit / potential fit with ** specific IMS initiatives

• TWP will open the conversation with the following statement: the Board has hired us to help evaluate Maple Leafs’ strategic alternatives. We are having discussions with other companies, whereby Maple Leafs can grow its revenue substantially and gain scale. Alternatively we are open to a transaction with a select handful of telco providers, such as **, wherein Maple Leafs provides significant strategic benefits to your business and also achieves the objectives of Maple Leafs’ shareholders.

• Next TWP would describe the business and strategic rationale

• TWP to contact

** Confidential material redacted and submitted separately to the Securities and Exchange Commission.

Company	Contacts	Comments	Strategic Rationale / Script	Near-term Next Steps

**	**, Vice Chairman & CEO (TWP) ** VP, Corporate Development (TWP) **, VP, M&A (TWP)	• No recent discussions

• IMS offerings are attractive

• Maple Leafs to provide talking points on technical fit / product fit / potential fit with ** specific IMS initiatives

• TWP will open the conversation with the following statement: the Board has hired us to help evaluate Maple Leafs’ strategic alternatives. We are having discussions with other companies, whereby Maple Leafs can grow its revenue substantially and gain scale. Alternatively we are open to a transaction with a select handful of telco providers, such as **, wherein Maple Leafs provides significant strategic benefits to your business and also achieves the objectives of Maple Leafs’ shareholders.

• Next TWP would describe the business and strategic rationale

• TWP to contact **

** Confidential material redacted and submitted separately to the Securities and Exchange Commission.

Company	Contacts	Comments	Strategic Rationale / Script	Near-term Next Steps

**	**, President & CEO (TWP) ** (Maple Leafs board member)	• Recent wins include ** and ** • Maple Leafs thinks ** existing partnership w / ** may turn into something broader

• Not sure how ** is thinking about strategic moves in the space

• We are looking to grow the business and presence in data infrastructure. Would ** be interested in selling their gateway business to Maple Leafs?

• If asked about potential wherewithal, indicate deep pockets of Maple Leafs board

• Maple Leafs to contact ** (Board Member) • Post that, TWP to contact ** after developing a refined script in collaboration with Maple Leafs

**	**, President & CEO (TWP) **, Director M&A (based in **) (TWP) **, VP, M&A (based in US) (TWP)

• ** resells ** WAP gateway

• Maple Leafs thinks this makes good strategic sense

• Maple Leafs’ IMS offerings are attractive

• Potential competitive concerns around **

• TWP perspective — difficult to get them over the goal line

			• Maple Leafs to provide talking points on technical fit / product fit / potential fit with ** specific IMS initiatives	• TWP to contact ** after there is more visibility from ** discussion

** Confidential material redacted and submitted separately to the Securities and Exchange Commission.

Appendix B: Premiums Paid Analysis Detail

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Champions of Growth

Premiums Paid Analysis Detail

Technology Premiums Paid Analysis	($ in millions)

All Cash Technology Transactions between $50M and $500M since 1/1/02

					% Premium to
Ann.			Consideration		Average Price			Avg. Exch. Ratio
Date	Target	Acquiror	% Cash	% Stock	1 Day	1 Week	1 Month	1 Day	1 Week	1 Month

100% Cash Consideration
1/22/2004	T-Netix Inc	HIG Capital LLC	100		9.5%	12.7%	15.5%	N.M.	N.M.	N.M.
3/24/2004	DigitalThink Inc	Convergys Corp	100		35.6%	32.5%	27.0%	N.M.	N.M.	N.M.
3/26/2004	Switchboard Inc	InfoSpace Inc	100		28.1%	29.6%	27.4%	N.M.	N.M.	N.M.
4/29/2004	Marimba Inc	BMC Software Inc	100		69.4%	62.0%	48.3%	N.M.	N.M.	N.M.
4/29/2004	OneSource Information Services	infoUSA Inc	100		7.3%	7.8%	7.4%	N.M.	N.M.	N.M.
9/9/2004	NetSolve Inc	Cisco Systems Inc	100		22.4%	29.9%	39.7%	N.M.	N.M.	N.M.
10/4/2004	MSC. Software Corp	ValueAct Capital Partners LP	100		12.6%	12.8%	16.4%	N.M.	N.M.	N.M.
12/1/2004	Nassda Corp	Synopsys Inc	100		63.6%	60.0%	78.9%	N.M.	N.M.	N.M.
12/27/2004	META Group Inc	Gartner Inc	100		54.3%	57.7%	70.9%	N.M.	N.M.	N.M.
1/7/2005	Vastera Inc	JPMorgan Chase Bank	100		50.0%	30.4%	24.9%	N.M.	N.M.	N.M.
1/25/2005	AlphaSmart Inc	Renaissance Learning Inc	100		27.1%	26.8%	27.0%	N.M.	N.M.	N.M.
1/25/2005	Corio Inc	IBM Corp	100		37.6%	34.2%	42.9%	N.M.	N.M.	N.M.
2/15/2005	Tickets.com Inc	MLB Advanced Media LP	100		32.5%	31.9%	40.3%	N.M.	N.M.	N.M.
3/1/2005	Blue Martini Software Inc	Multi-Channel Holdings Inc	100		63.3%	75.3%	68.1%	N.M.	N.M.	N.M.
3/28/2005	Digital Impact Inc (1)	Acxiom Corp	100		144.8%	139.1%	144.0%	N.M.	N.M.	N.M.
4/18/2005	Manchester Technologies Inc	Caxton-lseman Capital Inc	100		35.9%	23.9%	17.1%	N.M.	N.M.	N.M.
6/9/2005	Register.com Inc	RCM Acquisition Co LLC	100		10.1%	8.8%	16.1%	N.M.	N.M.	N.M.
7/29/2005	Extended Systems Inc	Sybase Inc	100		29.7%	23.4%	23.9%	N.M.	N.M.	N.M.
7/29/2005	MDSI	Vista Equity	100		55.3%	61.5%	61.5%	N.M.	N.M.	N.M.

All Stock Technology Transactions between $50M and $500M since 1/1/02

					% Premium to
Ann.			Consideration		Average Price			Avg. Exch. Ratio
Date	Target	Acquiror	% Cash	% Stock	1 Day	1 Week	1 Month	1 Day	1 Week	1 Month

1/17/2002	Proxim Inc	Western Multiplex Corp		100	(8.9)%	(19.5)%	(19.3)%	(8.9)%	(13.9)%	(0.8)%
2/22/2002	Visionics Corp	Identix Inc		100	(7.3)%	(12.0)%	(21.0)%	(7.3)%	(5.9)%	(2.1)%
5/23/2002	Datum Inc	SymmetriCom Inc		100	47.6%	48.4%	47.7%	47.6%	49.8%	47.0%
6/4/2003	Handspring Inc	Palm Inc		100	(1.8)%	5.2%	20.5%	(1.8)%	4.0%	12.3%
9/9/2003	Lightspan Inc	Plato Learning Inc		100	40.9%	37.2%	48.1%	40.9%	25.4%	13.7%
10/15/2003	Manufacturers Services Ltd	Celestica Inc		100	18.4%	21.3%	18.7%	18.4%	21.0%	15.9%
10/22/2003	Rainbow Technologies Inc	SafeNet Inc		100	43.3%	42.6%	56.5%	43.3%	32.5%	40.9%
12/2/2003	Hall Kinion & Associates Inc	Kforce Inc		100	2.1%	6.3%	7.3%	2.1%	7.1%	7.2%
3/22/2004	SSP Solutions Inc	Saflink Corp		100	39.0%	35.2%	42.3%	39.0%	39.4%	58.8%
7/15/2004	Modem Media Inc	Digitas Inc		100	60.0%	43.6%	32.8%	60.0%	47.9%	39.1%
4/13/2005	Analysts Intl Corp	Computer Horizons Corp		100	(1.1)%	(1.1)%	0.7%	(1.1)%	1.8%	12.4%
7/7/2005	Paradyne Networks Inc	Zhone Technologies Inc		100	101.1%	99.1%	91.2%	101.1%	104.7%	72.1%